UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 1, 2016

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On April 1, 2016 , Real Goods Solar, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with unaffiliated institutional investors identified therein (each, an "Investor"), relating to a private placement by the Company of $10,000,000 of units (each, a "Unit") consisting of $1.00 of senior secured notes due on April 1, 2019 (the "Notes") convertible into the Company's Class A common stock, par value $0.001 per share, (the "Common Stock"), on the terms further described below and a Series G warrant to purchase a fraction of a share of Common Stock (the "Warrants"). The purchase price for each Unit is $1.00.

On the same day the Company closed the transaction contemplated by the Purchase Agreement and issued Notes in an aggregate principal amount of $10,000,000 and Warrants exercisable into an aggregate of 4,979,460 shares of shares of Common Stock.

The Units will not be issued or certificated. The Notes and the Warrants were issued in physical form separately from each other and may be transferred separately immediately thereafter. The Notes and the Warrants will not be listed on any national securities exchange or other trading market, and no trading market for the Notes and the Warrants is expected to develop.

Under the terms of the Purchase Agreement and the Notes, the Company will receive $750,000 of the proceeds from the sale of the Units in unrestricted cash within one business day. The remaining $9.25 million of the proceeds will be held in five separate collateral accounts, each subject to a deposit account control agreement (the "Control Agreement') among the Bank of Hawaii, the Company and the applicable Investor.

Terms of the Notes

The Notes provide for distribution of the proceeds held pursuant to the Control Agreement as follows:

Release Date	Release Amount
20 days after the earlier of the date (i) an initial registration statement registering for resale shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants (the “Registration Effectiveness Date”), and (ii) the holders of the Notes are eligible to resell such shares under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), without restrictions (“Freely Tradability Date”).	Up to the least of (i) $2.0 million (the “First Release Amount”), (ii) a cash amount equal to the principal amount of Notes the conversion of which yields the maximum number of shares of Common Stock issuable upon conversion of the Notes in compliance with Nasdaq Rules (the “Nasdaq Amount”) and (iii) a cash amount equal to the principal amount of Notes the conversion of which yields the maximum number of shares of Common Stock registered for resale under an effective registration statement (the “Registered Principal Amount”).

Two business days after the date on which the Company obtains shareholder approval of the issuance of shares of Common Stock upon conversion of the Notes and removal of the floor on the exercise price of the Warrants pursuant to Nasdaq Rule 5635 (the “Shareholder Approval Date”).	Any unreleased portion of the First Release Amount not exceeding the Registered Principal Amount.

90 days after the earlier of (i) the Registration Effectiveness Date, or (ii) the Freely Tradability Date; but in no event before the date that is 30 days after the Shareholder Approval Date.	Up to the lesser of (i) $2.0 million (the “Second Release Amount”) and (ii) the Registered Principal Amount.

160, 190, 220 and 250 days after the later of (i) the Shareholder Approval Date and (ii) the earlier of (a) the Registration Effectiveness Date and (b) the Freely Tradability Date.	On each occurrence, up to the lesser of (i) $1.325 million and (ii) the Registered Principal Amount (each a “Subsequent Release Amount”).

Two business day after the Free Tradability Date (or if later, the applicable release date described above).	Any unreleased portion of the First Release Amount, the Second Release amount or any Subsequent Release Amount.

The amount released pursuant to the Notes and the Control Agreement on each of these dates will be reduced to an amount equal to the lesser of the value of the shares of Common Stock (i) covered by an effective resale registration statement, (ii) the Note holders are eligible to resell under Securities Act Rule 144, or (iii) eligible for issuance under the Nasdaq Rules without shareholder approval (which limitation is eliminated after the Company has obtained such shareholder approval), if applicable, based on the conversion formula in the Notes.

All amounts outstanding under the Notes mature and are due and payable on or before April 1, 2019. Prior to maturity, the Notes bear interest at 8% per annum (or 18% per annum during an event of default) with interest payable monthly in arrears on the Installment Dates (as defined below) and on conversion dates.

On the last business day of each month, commencing on July29, 2016 (each, an “Installment Date”), the Company is obligated to pay the holders of the Notes a total amount equal to (i) $312,500 (1/32nd of the original principal amount of the Notes) or the principal outstanding on the Installment Date, if less, plus (ii) the accrued and unpaid interest with respect to such principal, plus (iii) the accrued and unpaid late charges (if any) with respect to such principal and interest, and plus (iv) any amount deferred or accelerated by a Note holder, as discussed below. Each Installment Date payment may be made in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock. The Company’s ability to make such payments with shares of Common Stock will be subject to satisfaction of various equity conditions during a 20 trading day-period before the applicable date of determination (the “Measurement Period”), including the existence of an effective registration statement covering the resale of the shares issued in payment (or, in the alternative, the eligibility of the shares issuable pursuant to the Notes for resale without restriction under Securities Act Rule 144), continued listing on the Nasdaq Capital Market, and a certain minimum trading volume and minimum trading price of the Common Stock. If making an Installment Date payment in shares of Common Stock, the Company is required to deliver a preliminary number of shares of Common Stock 23 days before the applicable Installment Date and, if applicable, an additional number of shares of Common Stock on the Installment Date, in each case, based on formula set forth in the Notes. Generally, the aggregate number of shares of Common Stock delivered in connection with an Installment Date will be valued at the lower of (i) the then applicable fixed conversion price (see below), (ii) a price that is 85% of the arithmetic average of the five lowest volume-weighted average prices of the Common Stock during the 20 trading day period ending the trading day immediately before the date of determination, and (iii) a price that is 85% of the volume-weighted average price of the Common Stock on the trading day immediately before the date of determination. Any payments due to a Note holder may be off-set against any amount in such Note holder’s collateral account described above.

A Note holder may deliver a notice to the Company no later than the business day immediate before an Installment Date electing to have all or a portion of the payment otherwise due on such Installment Date deferred until a subsequent Installment Date elected by the Holder. Any deferred amount will continue to accrue interest. Further, a Note holder may deliver a notice to the Company no later than the third business day immediately before an Installment Date electing to accelerate all or a portion of any amounts scheduled to be paid on future Installment Dates after the applicable Installment Date and request that such accelerated amount be paid in shares of Common Stock on the applicable Installment Date.

The Notes are convertible at any time, at the option of the holders, into shares of Common Stock at the lower of a fixed and floating conversion price. The initial fixed conversion price is $0.7941 per share, subject to adjustment for stock splits and similar events. The floating conversion price is equal to the lowest of (i) 85% of the arithmetic average of the five lowest volume-weighted average prices of the Common Stock during the 20 consecutive trading day period ending on the trading day immediately preceding the delivery of the applicable conversion notice by such holder of Notes, (ii) 85% of the volume-weighted average price of the Common Stock on the trading day immediately preceding the delivery of the applicable conversion notice by such holder of Notes, and (iii) 85% of the volume-weighted average price of the Common Stock on the trading day of the delivery of the applicable conversion notice by such holder of Notes.

Once every six months and subject to certain conditions, the Company has the right to require all holders of the Notes, but not less than all, to convert all or any portion of a Note equal to at least $1,000,000 (or such lesser amount outstanding under a Note) into shares of Common Stock at the conversion price described in the preceding paragraph.

The conversion price used to calculate the number of shares issuable upon conversion of the Notes by the Company or the Note holders may not be less than $0.25 per share. If the conversion price to be used for calculating the shares of Common Stock issuable would have been less than $0.25 per share but for such limitation, the Company is obligated to issue shares of Common Stock at a conversion price of $0.25 and pay cash to the Note holders in an amount calculated pursuant to formulas set forth in the Notes.

A holder may not convert a Note and the Company may not issue shares of Common Stock upon conversion of a Note, including as repayment of principal and interest on an Installment Date, if, after giving effect to the conversion, a holder together with is “attribution parties,” would beneficially own in excess of 9.99% of the outstanding shares of Common Stock. At each holder’s option, the cap may be increased or decrease to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company.

The Company may not issue any shares of Common Stock under the Notes if the issuance would exceed the aggregate number of shares of Common Stock the Company may issue in the private placement under applicable Nasdaq Rules unless the Company first obtains shareholder approval of such issuance.

The Notes contain customary events of default, the occurrence of which trigger certain acceleration and redemption rights. These events of default include, among other things, failure to make payments or deliver shares of Common Stock under the Notes, breaches of representations, warranties or covenants under the transaction documents, certain indebtedness defaults, and material adverse events. Upon the occurrence of an event of default under the Notes, a holder of a Note may require the Company to redeem all or a portion of its Note. Each portion of the Note subject to such redemption must be redeemed by the Company, in cash, at a price equal to the greater of (i) 125% of the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges) and (ii) the product resulting from multiplying (A) the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges) by (B) the quotient determined by dividing (I) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding the event of default and ending on the date the Company pays the entire redemption price to the holder, by (II) the lowest conversion price (see above) in effect during such period. The Note holders may also elect to convert the Notes after the occurrence of an event of default until the 20th trading day immediately following the date such event of default is cured or waived by the Note holders at an event of default conversion price equal to the lowest of (i) the conversion price then in effect, (ii) 70% of the lowest volume-weighted average price of the Common Stock during the 20 consecutive trading day period ending on the trading day immediately preceding the delivery of the applicable event of default conversion notice, and (iii) 70% of the volume-weighted average price of the Common Stock on the date of the applicable event of default conversion.

The terms of the Notes prohibits the Company from entering into a “fundamental transaction” (as defined in the Notes) unless the successor resulting from the fundamental transaction assumes all of the obligations of the Company under the Notes and the transaction documents, and, if a successor is publicly-traded, at a holder’s request, such successor issues substantially similar substitute securities. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all of the Company’s assets, certain tender offers and other transactions that result in a change of control.

A Note holder may also require the Company to redeem all or a portion of its Note in connection with a transaction that results in a “change of control” (as defined in the Notes). Each portion of a Note subject to such redemption must be redeemed by the Company, in cash, at a price equal to the greater of (i) 125% of the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges) and (ii) the product resulting from multiplying (A) the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges) by (B) the quotient determined by dividing (I) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the change of control transaction and (y) the public announcement of the change of control transaction and ending on the date the holder delivers a redemption notice to the Company, by (II) the lowest conversion price in effect during such period. The definition of “change of control” means any “fundamental transactions” other than certain transactions that do not result in a change of control.

At any time, so long as certain equity conditions are satisfied, the Company has the right to redeem all or any portion of the amounts outstanding under the Notes, pro rata among Note holders, in cash at a price equal to the greater of (i) 118% of the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges) and (ii) 115% of the product resulting from multiplying (A) the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges) by (B) the quotient determined by dividing (I) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding the date on which the Company delivers a notice of redemption to the Note holders and ending on the redemption date, by (II) the lowest conversion price in effect during such period. The Company may not affect more than one such redemption during any six month period.

The Note holders are entitled to receive any dividend or other distribution of the Company’s assets (or rights to acquire its assets) on an “as if converted into Common Stock” basis. The Note holders are also entitled to acquire options, convertible securities or rights to purchase the Company’s securities or property granted, issued or sold pro rata to the holders of its Common Stock on an “as if converted into Common Stock” basis.

The Notes include certain covenants, including, among others, restrictions on (i) incurrence of indebtedness, (ii) repayment or redemption of indebtedness, (iii) redemption or repurchase of outstanding securities, (iv) making material changes to the Company’s business, and (v) affiliate transaction; and requirement to maintain subsidiaries, assets and insurance.

The Company granted a security interest in the collateral accounts described above to the Investors to secure the Company’s obligations under the Notes. Upon the occurrence of an “equity condition failure” or on any date after September 30, 2016 on which a “public information failure” (as defined in the Notes) exists or is reasonably expected to occur, a Note holder is entitled to cause any amount remaining in such Note holder’s collateral account to be released to such Note holder.

Warrants

The Warrants will be exercisable beginning on the six month anniversary after the date of issuance and will expire five years following the initial exercisability date. The initial exercise price of the Warrants will be equal to $0.8280, subject to adjustments for stock splits and similar events. Further, if the exercise price of the Warrants on March 31, 2017 the “closing bid price” (as defined in the Warrants) of the Common Stock on such date (the “Adjusted Exercise Price”), the exercise price will be reset to the Adjusted Exercise Price. Until the Company obtains shareholder approval of the issuance of shares of Common Stock upon exercise of the Warrants pursuant to Nasdaq Rule 5635, the exercise price may not be adjusted below $0.71. Under certain circumstances, the holders of the Warrants may elect to exercise them through a cashless exercise, in which case the holders will receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Warrant and the Company will not receive the exercise price.

A holder may not exercise any of the Warrants, and the Company may not issue shares of Common Stock upon exercise of any of the Warrants if, after giving effect to the exercise or issuance, the holder together with is “attribution parties,” would beneficially own in excess of 9.99% of the outstanding shares of Common Stock. At each holder’s option, the cap may be increased or decrease to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company.

The holders of the Warrants are entitled to receive any dividend or other distribution of the Company’s assets (or rights to acquire its assets), at any time after the issuance of the Warrants, on an “as if exercised for Common Stock” basis. The holders of the Warrants are entitled to acquire options, convertible securities or rights to purchase the Company’s securities or property granted, issued or sold pro rata to the holders of its Common Stock on an “as if exercised for Common Stock” basis. The Warrants prohibit the Company from entering into transactions constituting a “fundamental transaction” (as defined in the Warrants) unless the successor entity assumes all of the Company’s obligations under the Warrants and the other transaction documents in a written agreement approved by the “required holders” (as defined in the Warrants) of the Warrants. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

Purchase Agreement

The Company is obligated to reimburse the lead Investor for costs and expenses incurred in connection with the Purchase Agreement, which amount, at the option of the lead Investor, may be withheld from its purchase price at closing.

The Company has agreed to not issue any additional Notes offered in the private placement in the future so long as the Investor owns any of the securities purchased as part of the Units or any of the shares of Common Stock underlying the Notes or the Warrants. Further, until the earlier to occur of (i) the second anniversary of the closing of the private placement, and (ii) the date on which the aggregate principal amount outstanding under the Notes is less than $4,000,000, the Company may not issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price of the Notes or the then applicable exercise price of the Warrants.

The Purchase Agreement contains the following restrictions with respect to future securities issuances:

•	The Purchase Agreement prohibits the Company from offering, selling, granting any option to purchase or otherwise dispose of, or being part of any solicitations, negotiations or discussions with regard to, any of its or its subsidiaries’ equity securities or equity equivalent securities (a “Subsequent Placement”) and to grant certain registration rights until the 60th days following the earlier of (i) the date that one or more registrations statements covering the resale of the shares of Common Stock underlying the Notes and the Warrants has become effective, and (ii) the date all of the shares of Common Stock underlying the Notes and the Warrants are eligible for resale without restriction or limitation pursuant to Securities Act Rule 144 (the “Trigger Date”).

•	Until the second anniversary of the closing of the private placement, the Company may not, without the prior written consent of the Required Holders (as defined in the Purchase Agreement), issue any of its or its subsidiaries’ securities in respect to any existing indebtedness or existing securities, subject to some exceptions.

•	From the Trigger Date until December 31, 2017, if the Company desires to affect a Subsequent Placement, the Company must first notify each Investor of its intent to affect a Subsequent Placement. The Investors have a right to participate in any Subsequent Placement for up to 50%.

•	The foregoing limitations and restrictions do not apply to certain “excluded securities” (as defined in the Purchase Agreement).

The Company is obligated to seek shareholder approval of the issuance of shares of Common Stock upon conversion of the Notes and the elimination of the floor price in the Warrants pursuant to Nasdaq Rule 5635 at a shareholders meeting at or prior to the Company’s next annual meeting of shareholders, but in no event later than the date that is 75 days after the closing of the private placement.

The Purchase Agreement contains representations and warranties made by the Company. The representations and warranties of the Company contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations and warranties (i) have been made only for purposes of the Purchase Agreement, (ii) in some cases, have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company before the date of the Purchase Agreement (and shareholders and investors should read the Purchase Agreement in the context of the Company’s other public disclosures in order to have a materially complete understanding of the Purchase Agreement disclosures), (iii) are subject to materiality qualifications contained therein which may differ from what may be viewed as material by shareholders and investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement, and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.

The Purchase Agreement and the summary of the Purchase Agreement and the other disclosures included in this Current Report on Form 8-K are intended to provide shareholders and investors with information regarding the terms of the Purchase Agreement and the other transaction documents, and not to provide shareholders and investors with any other factual information regarding the Company or its subsidiaries or their respective business. You should not rely on the representations and warranties in the Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Other than as disclosed in this Current Report on Form 8-K, as of the date of this Current Report on Form 8-K, the Company is not aware of any material facts that are required to be disclosed under the federal securities laws that would contradict the representations and warranties in the Purchase Agreement. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the representations and warranties contained in the Purchase Agreement and will update such disclosure as required by federal securities laws. Further, information concerning the subject matter of these representation or warranties may have changed since the date of the Purchase Agreement. To the extent any such material change occurs in the future, the Company will include in its public reports any material information necessary to provide shareholders and investors a materially complete understanding of the Purchase Agreement disclosures. Accordingly, the Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the Securities and Exchange Commission.

Registration Rights Agreement

In connection with entering into the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company agreed to register the shares of Common Stock underlying the Notes and the Warrants with the SEC for public resale under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Registration Rights Agreement, the Company is required to file an initial registration statement on Form S-3 with the SEC within 45 days after the closing of the private placement, registering for resale shares of Common Stock equal to 200% of the shares issuable upon the conversion of the Notes and exercise of the Warrants calculated pursuant to formulas set forth in the Registration Rights Agreement. The Company is required to cause the Registration Statement to be declared effective by the earlier of (i) 75 days after the closing of the private placement if the SEC does not review the initial registration statement, (ii) 90 days after the closing of the private placement if the SEC reviews the initial registration statement, or (iii) the fifth business day after the SEC notifies the Company that the initial registration statement will not be reviewed or any review has been completed. Further, the Company is required to file additional registrations statement if necessary to register for resale the aggregate amount of shares of Common Stock required by the Registration Rights Agreement.

The Company is required to maintain the effectiveness of a registration statements required to be filed under the Registration Rights Agreement until the earlier to occur of (i) the date on which the Investors may sell all of the securities covered by such registration statement without restriction or limitation under Securities Act Rule 144, or (ii) the date on which the Investors have sold all of the securities covered by such registration statement.

The Registration Rights Agreement further provides that in the event that (i) the initial Registration Statement fails to register the minimum number of shares of Common Stock required under the Registration Rights Agreement, (ii) the Company does not file a registration statement required to be filed under the Registration Rights Agreement within the prescribed time period, (iii) the SEC has not declared effective a registration statement required to be filed under the Registration Rights Agreement within the prescribed time period, or (iv) a registration statement required to be filed under the Registration Rights Agreement ceases to be effective and available to the investors under certain circumstances, the Company shall pay to the holders of registrable securities, on the occurrence of each such event and on every 30th day thereafter until the applicable event is cured, an amount in cash equal to 1.0% of the aggregate principal amount outstanding under the Notes. If the Company fails to make any such payment in a timely manner, the outstanding amounts will accrue interest at a rate of 1.5% per month until paid in full. In no event shall the aggregate amount of such payments exceed 3% of the aggregate principal amount outstanding under the Notes for any 30-day period.

Voting Agreement

In connection with executing the Purchase Agreement, the Company entered into a Voting Agreement (the “Voting Agreement”) with its largest shareholder, Riverside Renewable Energy Investments, LLC (“Riverside”), pursuant to which Riverside agreed to, at any meeting of the Company’s shareholders called for this purpose or in any action by written consent of the Company’s shareholders in lieu of meeting, vote (i) “for” approval of the issuance of shares of Common Stock upon conversion of the Notes and removal of the floor on the exercise price of the Warrants pursuant to Nasdaq Rule 5635, as required pursuant to Nasdaq Rule 5635, and (ii) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement or which could result in any of the conditions to the Company’s obligations under the Purchase Agreement not being fulfilled.

Placement Agent

Roth Capital Partners, LLC acted as the placement agent for the private placement (the “Placement Agent”) pursuant to the terms of an Engagement Letter, dated December 22, 2015, between the Company and the Placement Agent (the “Engagement Letter”). The Company will pay the Placement Agent an aggregate cash fee up to $580,000 payable as follows: (i) $43,500 at the closing of the private placement and (ii) the remainder as cash is released to the Company from the collateral account described above. The Company has agreed to reimburse the Placement Agent’s expenses up to a maximum of $25,000.

In connection with this private placement, the Placement Agent is eligible to receive warrants to purchase an aggregate of up to 846,508 shares of Common Stock (the “Placement Agent Warrant”) at an exercise price of $__ per share. The Placement Agent Warrant will have substantially the same terms as the Warrants, as described above, other than that it (i) will expire five years after the effective date of the private placement, and (ii) will have cashless exercise rights regardless of whether an effective registration statement registering, or a current prospectus being available for, the resale of the shares of Common Stock underlying the Placement Agent warrant.

Additionally, the Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Placement Agent may be required to make because of those liabilities.

Other Terms

The Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Control Agreement and the Voting Agreement contain ordinary and customary provisions for agreements and documents of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable. The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Control Agreement and the Voting Agreement do not purport to describe all of the terms and provisions thereof and are qualified in their entirety by reference to the Purchase Agreement, the form of Note, the form of Warrant, the Registration Rights Agreement, the Form of Control Agreement and the Voting Agreement which are filed as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the Company’s ability to pay interest and principal on the Notes, the Company’s ability to satisfy the conditions under the Notes permitting release of funds from the collateral accounts and payments to be made in shares of Common Stock, and whether holders of the Warrants will exercise them for cash and other risks and uncertainties included in the Company’s filings with the SEC. The Company assumes no duty to update any forward-looking statements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance of the Notes and the Warrants was exempt, and the issuance of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants will be exempt, from registration under Securities Act Section 4(a)(2) and Securities Act Rule 506(b). The Investors are sophisticated and represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes. A legend was placed on the Notes and the Warrants and will be placed on any stock certificates issued upon conversion of the Notes and exercise of the Warrants, subject to the terms of the transaction documents, stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

The issuance of the Placement Agent Warrant was exempt, and the issuance of the shares of Common Stock issuable upon exercise of Warrants will be exempt, from registration under Securities Act Section 4(a)(2), because the Company issued it to one sophisticated and accredited recipient and the Company placed a legend on the warrant certificate stating that the issuance of it and the shares of Common Stock underlying it has not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Note issued to the investors under the Securities Purchase Agreement, dated April 1, 2016
4.2	Form of Series G Warrants issued to the investors under the Securities Purchase Agreement, dated April 1, 2016
10.1	Securities Purchase Agreement, dated April 1, 2016, among Real Goods Solar, Inc. and the investor parties thereto
10.2	Registration Rights Agreement, dated April 1, 2016, among Real Goods Solar, Inc. and the investor parties thereto
10.3	Form of Deposit Account Control Agreement, dated April 1, 2016, among Real Goods Solar, Inc., Bank of Hawaii and the investor parties thereto
10.4	Voting Agreement, dated April 1, 2016, between Real Goods Solar, Inc. and Riverside Renewable Energy Investments, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Paul Anderson
Paul Anderson
Chief Administrative Officer and General Counsel

Date: April 1, 2016

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Note issued to the investors under the Securities Purchase Agreement, dated April 1, 2016
4.2	Form of Series G Warrants issued to the investors under the Securities Purchase Agreement, dated April 1, 2016
10.1	Securities Purchase Agreement, dated April 1, 2016, among Real Goods Solar, Inc. and the investor parties thereto
10.2	Registration Rights Agreement, dated April 1, 2016, among Real Goods Solar, Inc. and the investor parties thereto
10.3	Form of Deposit Account Control Agreement, dated April 1, 2016, among Real Goods Solar, Inc., Bank of Hawaii and the investor parties thereto
10.4	Voting Agreement, dated April 1, 2016, between Real Goods Solar, Inc. and Riverside Renewable Energy Investments, LLC